                            THE WARNACO GROUP, INC.
                            (a Delaware corporation)


                                  Offering of

                        8,832,000 Shares of Common Stock


                            U.S. PURCHASE AGREEMENT




         Dated:  __________, 1995

                            THE WARNACO GROUP, INC.
                            (a Delaware corporation)

                                  Offering of

                        8,832,000 Shares of Common Stock


                            U.S. PURCHASE AGREEMENT



                                                            ____________, 1995


Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Oppenheimer & Co., Inc.
   As Representatives of the several U.S. Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

                  The Warnaco Group, Inc., a Delaware corporation (the "Company") and Linda J. Wachner, Chairman, President and Chief Executive Officer of the Company (the "Selling Stockholder") confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Oppenheimer & Co., Inc., and each of the other Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co.



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



Inc., Morgan Stanley & Co. Incorporated and Oppenheimer & Co., Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the sale by the Company and the purchase by the several U.S. Underwriters, acting severally and not jointly, of an aggregate of 7,040,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), (ii) the sale by the Selling Stockholder and the purchase by the several U.S. Underwriters, acting severally and not jointly, of an aggregate of 640,000 shares of Common Stock and (iii) the grant by the Company and the Selling Stockholder to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(e) hereof to purchase all or any part of the 1,032,000 and 120,000 additional shares of Common Stock, respectively, to cover over-allotments. The 7,680,000 shares of Common Stock (the "Initial U.S. Shares") and all or any part of the 1,152,000 shares of Common Stock subject to the options described in Section 2(e) hereof (the "U.S. Option Shares") to be purchased by the U.S. Underwriters are collectively hereinafter called the "U.S. Shares." The 1,440,000 shares of Common Stock subject to the option described in
Section 2(e) hereof are hereinafter collectively called the "Option Shares."

                  It is understood that the Company and the Selling Stockholder are entering into an agreement, dated the date hereof (the "International Purchase Agreement"), providing for the issuance and sale by the Company and the sale by the Selling Stockholder of 1,760,000 shares and 160,000 shares of Common Stock, respectively (collectively, the "Initial International Shares"), through arrangements with certain underwriters outside the United States and Canada (the "Managers" and, together with the U.S. Underwriters, the "Underwriters"), for whom Merrill Lynch International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, Oppenheimer International Ltd. and UBS Limited are acting as lead managers (the "Lead Managers") and the grant by the Company to the Managers, acting severally and not jointly, of an option described in
Section 2(e) of the International Purchase Agreement to purchase all or any part of the Managers' pro rata portion of 288,000 additional shares of Common Stock to cover over-allotments. It is understood that the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Shares unless all of the Initial International Shares are contemporaneously purchased by the Managers. The U.S. Shares and the International Shares are hereinafter collectively referred to as the "Offered Shares."

                  The Company and the Selling Stockholder understand that the U.S. Underwriters will simultaneously enter into an agreement with the Managers dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the Managers, under the direction of Merrill Lynch.

                  You have advised us that you and the other U.S. Underwriters, acting severally and not jointly, desire to purchase the Initial U.S. Shares and, if the U.S. Underwriters so elect, the U.S. Option Shares, and that you have been authorized by the other U.S. Underwriters to execute this Agreement and the U.S. Price Determination Agreement referred to below on their behalf.

                  The initial public offering price per share for the U.S. Shares and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon by the Company, the Selling Stockholder and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "U.S. Price Determination Agreement"). The U.S. Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholder and the U.S. Representatives and shall specify such applicable information as included in Exhibit A hereto. The offering of the U.S. Shares will be governed by this Agreement, as supplemented by the U.S. Price Determination Agreement. From and after the date of the execution and delivery of the U.S. Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" or "herein" shall be deemed to include, the U.S. Price Determination Agreement.

                  The initial public offering price per share and the purchase price per share for the International Shares to be paid by the Managers pursuant to the International Purchase Agreement shall be set forth in a separate agreement (the "International Price Determination Agreement"), the form of which is attached to the International Purchase Agreement. The purchase price per share for the International Shares to be paid by the several Managers shall be identical to the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters hereunder. This Agreement (including the related U.S. Price Determination Agreement) and the International Purchase Agreement (including the related International Price Determination Agreement) are collectively referred to herein as the "Purchase Agreements."

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-61701) covering the registration of the Offered Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or preliminary prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including final prospectuses, or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file (i) prospectuses, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, or

(ii) a term sheet, in accordance with the provisions of Rule 434 ("Rule 434") of the 1933 Act Regulations and Rule 424(b), as applicable, promptly after execution and delivery of the U.S. Price Determination Agreement.* The information, if any, included in such prospectuses or term sheet, as the case may be, that was omitted from any prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b) or Rule 434, as the case may be, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information." Each form of U.S. Prospectus and form of International Prospectus used before the time such registration statement becomes effective, and any form of U.S. Prospectus and form of International Prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the U.S. Price Determination Agreement or the International Price Determination Agreement, is herein called a "preliminary prospectus." If the Company elects to rely on Rule 434, all references to the U.S. Prospectus shall be deemed to include, without limitation, the Form of U.S. Prospectus and the term sheet, taken together, provided to the U.S. Underwriters by the Company in reliance on Rule 434 and all references to the International Prospectus shall be deemed to include, without limitation, the Form of International Prospectus and the term sheet, taken together, provided to the Managers by the Company in reliance on Rule 434. If the Company files a registration statement to register a portion of the Common Stock and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-61701) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act. Any reference to any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date of such preliminary prospectus. Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and form of International Prospectus, including the documents incorporated by reference

------------

* Two forms of prospectus are to be used in connection with the offering and sale of the Offered Shares: one relating to the U.S. Shares (the "Form of U.S. Prospectus") and one relating to the International Shares (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover page, an "Underwriting," a "Legal Matters," an "Experts," an "Available Information" and a "Documents Incorporated by Reference" section and the back cover page.

therein pursuant to Item 12 of Form S-3 under the 1933 Act included in the Registration Statement at the time it becomes effective are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and, collectively, the "Prospectuses" and, individually, a "Prospectus," except that, if the final U.S. Prospectus or International Prospectus, as the case may be, first furnished to the U.S. Underwriters or the Managers after the execution of the U.S. Price Determination Agreement or the International Price Determination Agreement for use in connection with the offering of the Offered Shares differs from the prospectuses included in the Registration Statement at the time it becomes effective (whether or not such prospectuses are required to be filed pursuant to Rule 424(b)), the terms "U.S. Prospectus," "International Prospectus," "Prospectuses" and "Prospectus" shall refer to the final U.S. Prospectus or International Prospectus, as the case may be, first furnished to the U.S. Underwriters or the Managers, as the case may be, for such use.

                  The Company and the Selling Stockholder understand that the U.S. Underwriters propose to make a public offering of the U.S. Shares as soon as you deem advisable after the Registration Statement becomes effective and the U.S. Price Determination Agreement has been executed and delivered.

                  Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the U.S. Underwriters that:

                           (i) The  Company  meets the  requirements  for use of
                  Form S-3 under the 1933 Act, and when the Registration Statement shall become effective, and if the Company has elected to rely upon Rule 430A, on the date of the U.S. Price Determination Agreement or the International Price Determination Agreement, and on the effective or issue date of each amendment or supplement to the Registration Statement or the Prospectuses, and at the Closing Time referred to below, and if any U.S. Option Shares are purchased, up to and including the Date of Delivery referred to below, (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither of the Prospectuses nor any amendment or supplement to either of them include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from
                  the   Registration

                  Statement or the Prospectuses or any amendments or supplements thereto made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Underwriter through you or the Lead Managers expressly for use in the Registration Statement or the Prospectuses or any amendments or supplements thereto.

                           (ii) The documents  incorporated  by reference in the
                  Prospectuses pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, conformed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the information in the Prospectuses, at the time the Registration Statement shall become effective, and if the Company has elected to rely upon Rule 430A, on the date of the U.S. Price Determination Agreement or the International Price Determination Agreement, and on the effective or issue date of each amendment or supplement to the Registration Statement or the Prospectuses, and at the Closing Time referred to below, and, if any Option Shares are purchased, on the Date of Delivery referred to below, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (iii) Ernst & Young LLP, who are  reporting  upon the
                  audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

                           (iv) The Company has all  requisite  corporate  power
                  and authority to execute, deliver and perform its obligations under this Agreement, the U.S. Price Determination Agreement, the International Purchase Agreement and the International Price Determination Agreement, and this Agreement and the International Purchase Agreement have been, and the U.S. Price Determination Agreement and the International Price Determination Agreement on the date thereof will be, duly authorized, executed and delivered by the Company.

                           (v) The consolidated financial statements included or
                  incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly, the consolidated financial position of the Company and its Subsidiaries (as hereinafter defined) as of the dates indicated and the consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The selected financial data included in the Prospectuses present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement.

                           (vi) The Company is a corporation duly  incorporated,
                  validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectuses; and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

                           (vii) Each of the Company's significant  subsidiaries
                  (as such term is defined in Regulation S-X promulgated by the Commission, each such subsidiary is hereinafter referred to as a "Significant Subsidiary," and all of the Company's subsidiaries are collectively hereinafter referred to as the "Subsidiaries") is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation, with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectuses, is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which the nature of its business or its ownership or leasing of its properties required qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs and business prospects of the Company and the Subsidiaries considered as one enterprise; and all the outstanding shares of capital stock of the Subsidiaries of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company (other than directors' qualifying shares), directly or indirectly, free and clear of all liens, encumbrances, security interests and claims (other than pursuant to the Collateral Documents (as defined under the $800,000,000 Credit Agreement, dated October 14, 1993, among the Company, Warnaco Inc., the Bank of Nova Scotia and Citibank U.S.A.)); none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or by-laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

                           (viii) The Company had at the date  indicated  in the
                  Prospectuses  a  duly   authorized,   issued  and  outstanding
                  capitalization as set forth in the Prospectuses under the caption "Capitalization," and the Offered Shares will conform in all material respects to the descriptions thereof incorporated by reference into the Prospectuses.

                           (ix) The  Offered  Shares  to be sold by the  Company
                  pursuant to this Agreement and the International Purchase Agreement have been duly authorized and, when issued and delivered by the Company upon receipt of the payment therefor in accordance with this Agreement and the International Purchase Agreement, will be validly issued fully paid and non-assessable; such Offered Shares are not subject to the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party.

                           (x) All of the outstanding shares of capital stock of
                  the Company, including the Offered Shares to be sold by the Selling Stockholder pursuant to this Agreement and the International Purchase Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights or any stockholder of the Company arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party.

                           (xi) Except as disclosed in the  Prospectuses,  there
                  are no outstanding options, warrants or other rights calling for issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

                           (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise, or (C) other than its regular quarterly dividend, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (xiii) Neither the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults that would not in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

                           (xiv) The execution, delivery and performance of this
                  Agreement, the U.S. Price Determination Agreement, the International Purchase Agreement and the International Price Determination Agreement, the issuance, sale and delivery of the Offered Shares, the consummation by the Company of the transactions contemplated thereby and in the Registration Statement and compliance by the Company with the terms of the foregoing have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not, and at the Closing Time will not, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties or assets are subject or (B) any law, statute, rule, regulation, judgment, order, writ or decree applicable to the Company or any of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

                           (xv) No authorization,  approval,  consent or license
                  of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states) is necessary in connection with the due authorization, execution, delivery and performance by the Company of this Agreement, the U.S. Price Determination Agreement, the International Purchase Agreement and the International Price Determination Agreement, and the issuance, sale and delivery of the Offered Shares.

                           (xvi) Except as disclosed in the Prospectuses,  there
                  is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Registration Statement or Prospectuses or that, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate might have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement.

                           (xvii) There are no contracts or documents of a character to which the Company or any Subsidiary is a party or by which any of them are bound required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto that are not described and filed as required.

                           (xviii)  The  Company  and  its  Subsidiaries  are in
                  compliance with, and each such entity has not received any notice of any outstanding violation of, all laws, ordinances, rules and regulations applicable to it and its operations except, in either case, where any failure by the Company or any Subsidiary to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

                           (xix) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and neither the Company nor any of its affiliates has distributed or will distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

                           (xx) The Company is not an investment  company within
                  the meaning of the Investment Company Act of 1940, as amended.

                           (xxi) No labor dispute exists with the Company's employees or with employees of its Subsidiaries or, to the knowledge of the Company, is imminent that could reasonably be expected to materially and adversely affect the condition
                  (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

                           (xxii) The Company and each of its Subsidiaries  have
                  good and marketable title to all properties and assets owned by them, free and clear of all liens, encumbrances or restrictions, except such as (A) are described in the Prospectuses or (B) do not materially impair or interfere with the current use made of such properties or could reasonably be expected to materially and adversely affect the condition
                  (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise or (C) are neither material in amount nor materially significant or (D) are granted for borrowed money, in each case in relation to the business of the Company and its Subsidiaries, considered as one enterprise; all of the leases and subleases material to the businesses of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectuses, are in full force and effect and neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any Subsidiary, to the continued possession of the leased or subleased premises under any such lease or sublease, which claims, in the aggregate might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

                           (xxiii) The Company and each of its  Subsidiaries own
                  or possess all foreign and domestic governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Governmental Licenses might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, singly or in the aggregate, might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

                           (xxiv)  The   Company,   directly   or  through   its
                  Subsidiaries, is the owner of record for the uses described in the Prospectuses of the trademarks "WARNER'S", "HATHAWAY", "OLGA", "CALVIN KLEIN" (for or in connection with men's and boys' underwear, sleepwear, loungewear, bodywear and related products, and women's and girls' intimate apparel, sleepwear, loungewear, bodywear and related products) incident to its ownership of the trust certificates therefor in the Calvin Klein Trademark Trust, "Blanche" and "Van Raalte" and
                  variations and formatives thereof (collectively, the "Principal Trademarks"); and the Company has the right to use, pursuant to trademark license agreements (collectively, the "Licenses"), other names and marks currently employed by them in connection with the business now operated by them (including, without limitation, "VALENTINO INTIMO", "SCAASI", "WHITE STAG", "CATALINA", "CALVIN KLEIN" (for men's accessories), "CHAPS BY RALPH LAUREN", and "FRUIT OF THE LOOM"); and (i) neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Principal Trademarks which, singularly or in the aggregate, if the subject of an unfavorable final determination, would result in any material adverse change in the ability of the Company and its Subsidiaries, taken as a whole to conduct their business as described in the Prospectuses; (ii) the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to the Licenses and the Licenses remain in full force and effect; (iii) to the best of the Company's knowledge, no event has occurred with respect to the Licenses which would result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; and (iv) to the best of the Company's knowledge, the Calvin Klein Trademark Trust is not in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, indenture or instrument to which it is a party or by which it is bound, which violation or default could affect (a) ownership by the Trust of the trademarks which are the subject of its organizational documents or (b) the Company's and its Subsidiaries right to use the "CALVIN KLEIN" trademarks referred to in the Prospectuses. The Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property (as defined below) necessary or desirable for the operation of the business as previously conducted and proposed to be conducted in the Prospectuses. (As used herein, "Intellectual Property" means trademark and service marks, copyrights, know-how, patent and tradesecrets rights, confidential and other proprietary rights.)

                           (xxv) The Company and each of its Subsidiaries comply
                  in all material respects with all Environmental Laws (as defined below) except to the extent that failure to comply with such Environmental Laws would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. Neither the Company nor any of its Subsidiaries (i) is the subject of any pending or, to the knowledge of the Company, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any Subsidiary is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets or (ii) is in contravention of any Environmental Laws that, in the case of
                  (i) or (ii), might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. Neither the Company nor any Subsidiary has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that, in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. As used herein, "Environmental Laws" means any foreign, federal, state or local law or regulation applicable to the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

                           (xxvi) All United States  federal  income tax returns
                  of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided. Except as disclosed in the Prospectuses, all other franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed, except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. To the best of the Company's knowledge, the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income or corporate franchise tax for any years not finally determined, except as disclosed in the Prospectuses and except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

                           (xxvii)  The  Company   has   obtained   the  written
                  agreements of each of (i) Linda J. Wachner, William S. Finkelstein, Stanley P. Silverstein, Wallis H. Brooks, Joseph
                  A. Califano, Jr., Andrew G. Galef, Stewart A. Resnick and Robert D. Walter, in the forms previously furnished to you that, for a period of 90 days from the date hereof and (ii) from Calvin Klein, Inc., in the form previously furnished to you, that until October 30, 1995, such parties will not, without the prior written consent of Merrill Lynch on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities or rights convertible into or exercisable or exchangeable for Common Stock, other than with respect to Linda J. Wachner with respect to the sale of the Offered Shares pursuant to this Agreement and the International Purchase Agreement.

                           (xxviii)  Except  as set  forth in the  Prospectuses,
                  there are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or its Subsidiaries, who have the right to request the Company to register securities held by them under the 1933 Act, other than holders who will not have such rights for the 90-day period after the date hereof (or, in the case of Calvin Klein, Inc., until October 30, 1995), or who have waived their rights with respect to the inclusion of their securities in the registration statement on Form S-3 relating to the Offered Shares.

                           (xxix) The  Company and its  Subsidiaries  maintain a
                  system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (b) The Selling Stockholder represents and warrants to, and agrees with, each of the U.S. Underwriters as follows:

                           (i) The Selling  Stockholder  is not prompted to sell
                  the Offered Shares to be sold by the Selling Stockholder by any information concerning the Company that is not set forth in the Prospectuses or other documents filed by the Company with the Commission pursuant to the periodic reporting and other informational requirements of the Exchange Act.

                           (ii) The Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectuses (or any amendment or supplement thereto or any documents incorporated by reference therein) contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall only apply to statements in or omissions from any such document in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Selling Stockholder, specifically for use in the preparation thereof.

                           (iii) This Agreement and the  International  Purchase
                  Agreement have been, and the U.S. Price Determination Agreement and the International Price Determination Agreement on the date thereof will be, duly executed and delivered by such Selling Stockholder.

                           (iv) Except as set forth in the  Prospectuses,  there
                  is no action, suit, investigation (of which the Selling Stockholder has received written notice) or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Selling Stockholder, threatened to which the Selling Stockholder is or would be a party or of which the property of the Selling Stockholder is or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of Offered Shares by the Selling Stockholder or any of the other transactions contemplated hereby or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

                           (v) No authorization, approval, consent or license of
                  any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states) is required for the execution and delivery by the Selling Stockholder of this Agreement, the International Purchase Agreement, the U.S. Price Determination Agreement and the International Price Determination Agreement and the valid sale and delivery of the Offered Shares to be sold by the Selling Stockholder hereunder and thereunder.

                           (vi) The  execution  and delivery of this  Agreement,
                  the International Purchase Agreement, the U.S. Price Determination Agreement and the International Price Determination Agreement by the Selling Stockholder, the sale of the Offered Shares by the Selling Stockholder hereunder and thereunder, the compliance by the Selling Stockholder with all of the provisions of this Agreement, the International Purchase Agreement, the U.S. Price Determination Agreement and the International Price Determination Agreement and the consummation of the transactions herein and therein contemplated  will  not  result  in a  breach  by the  Selling

                  Stockholder of, or constitute a default by the Selling Stockholder under, any agreement, instrument, decree, judgment or order to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound or the properties of the Selling Stockholder may be subject.

                           (vii) The Selling  Stockholder  has,  and will at the
                  Closing Time have, good and valid title to the U.S. Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and, upon delivery of such U.S. Shares and payment of the purchase price therefor as contemplated in this Agreement and the International Purchase Agreement, each of the U.S. Underwriters will receive good and valid title to the U.S. Shares purchased by it from the Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                           (viii) Certificates for all of the Offered Shares to be sold by the Selling Stockholder pursuant to this Agreement and the International Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed will be delivered to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Purchase Agreement.

                           (ix) The Selling  Stockholder  has not taken and will
                  not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Common Stock; and the Selling Stockholder has not distributed and will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

                  (c) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters at or prior to the Closing Time pursuant to this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to you or to counsel for the Underwriters at or prior to the Closing Time pursuant to the terms of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Selling Stockholder to each U.S. Underwriter, as to the matters covered thereby.

                  Section 2. Sale and Delivery to the U.S. Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in the U.S. Price Determination Agreement, that proportion of the number of Initial U.S. Shares being sold by the Company which the number of Initial Shares set forth in Schedule A opposite the name of such U.S. Underwriter (plus such additional number of Initial U.S. Shares that such U.S. Underwriter may become obligated to purchase pursuant to Section 11 hereof) bears to the total number of Initial U.S. Shares subject, in each case, to such adjustments as the U.S. underwriters in their discretion shall make to eliminate any sale or purchases of fractional shares.

                  (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in the U.S. Price Determination Agreement, that proportion of the number of Initial U.S. Shares being sold by the Selling Stockholder which the number of Initial U.S. Shares set forth in Schedule A opposite the name of such U.S. Underwriter (plus such additional number of Initial U.S. Shares that such U.S. Underwriter may become obligated to purchase pursuant to Section 11 hereof) bears to the total number of Initial U.S. Shares, subject, in each case, to such adjustments as the U.S. Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) If the Company has elected not to rely upon Rule 430A, the initial public offering price per share for the Initial U.S. Shares and the purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price
Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

                  (d) If the Company has elected to rely upon Rule 430A, the initial public offering price per share for the Initial U.S. Shares and the purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the U.S. Price
Determination Agreement. In the event that the U.S. Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 7 and 8 shall remain in effect.

                  (e) In addition, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder hereby grant options to the Underwriters, severally and not jointly, to purchase up to an additional 1,440,000 shares of Common Stock at the same purchase price per share as shall be applicable to the Initial U.S. Shares, of which 1,152,000 shares shall be the pro rata portion of the U.S. Underwriters (consisting of 1,032,000 and 120,000 shares of Common Stock from the Company and the Selling Stockholder, respectively) and 288,000 shares shall be the pro rata portion of the Managers. The option hereby granted to the U.S. Underwriters will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A, the date of the U.S. Price Determination Agreement, and, in any case, may be exercised in whole or from time to time in part only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon delivery of notice by the U.S. Representatives and the Lead Managers to the Company setting forth the number of Option Shares as to which the several U.S. Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than three full business days after the exercise of such option, nor in any event prior to the Closing Time, unless otherwise agreed by Merrill Lynch and the Company. If the option is exercised as to all or any portion of the Option Shares, the U.S. Option Shares as to which the option is exercised shall be purchased by the U.S. Underwriters, severally and not jointly, in the respective proportions that bear the same relationship to the number of U.S. Option Shares to be purchased at the Date of Delivery as the number of Initial U.S. Shares set forth opposite the name of each U.S. Underwriter in Schedule A hereto bears to the total number of Initial U.S. Shares (such proportions are hereinafter referred to as each U.S. Underwriter's "underwriting obligation proportion").

                  (f) Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Company, the Selling Stockholder and you, at 10:00 A.M. (New York time) either (x) on the third full business day after the effective date of the Registration Statement, or (y) if the Company has elected to rely upon Rule 430A, on the third full business day after execution of the U.S. Price Determination Agreement (unless, in either case, postponed pursuant to Section 11 or 12), or at such other time not more than ten full business days thereafter as you, the Company and the Selling Stockholder shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the U.S. Option Shares are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Selling Stockholder and the Company by certified or official bank check or checks or wire transfer in New York Clearing House funds payable to the order of the Company and to the Selling Stockholder, as the case may be, against delivery to you for the respective accounts of the several U.S. Underwriters of certificates for the U.S. Shares to be purchased by them.

                  (g) Certificates for the Initial U.S. Shares and U.S. Option Shares to be purchased by the U.S. Underwriters shall be in such denominations and registered in such names as you may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial U.S. Shares and U.S. Option Shares will be made available in New York City for examination and packaging by you not later than 3:00 P.M. (New York time) on the last business day prior to the Closing Time or the Date of Delivery, as the case may be.

                  (h) It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Shares that it has agreed to purchase. You, individually and not as U.S. Representatives, may (but shall not be obligated to) make payment of the purchase price for the U.S. Shares or U.S. Option Shares to be purchased by any U.S. Underwriter whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.

                  (i) The several and not joint obligations of the Company and the Selling Stockholder, to sell to each U.S. Underwriter the Initial U.S. Shares, the obligation of the Company to sell to each U.S. Underwriter the U.S. Option Shares, respectively, and the several and not joint obligations of the U.S. Underwriters to purchase and pay for the U.S. Shares, upon the terms and subject to the conditions of this Agreement, are subject to the concurrent closing of the sale of the International Shares and the International Option Shares, respectively, to the Managers pursuant to the terms of the International Purchase Agreement.

                  Section 3. Certain Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply with the requirements of Rule 430A and will notify you promptly, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement, to amend or supplement any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 under the 1933 Act Regulation, the Company will use an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations. If the Company elects not to rely on Rule 434, the Company will provide the U.S. Underwriters with copies of the U.S. Prospectus, in such number as the U.S. Underwriters may reasonably request, and file or transmit for filing with the Commission such U.S. Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the U.S. Price Determination Agreement. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will provide the U.S. Underwriters with copies of the abbreviated term sheet, in such number as the U.S. Underwriters may reasonably request, and file or transmit for filing with the Commission a U.S. Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York or the business day immediately succeeding the date of the U.S. Price Determination Agreement.

                  (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement thereto, or any document incorporated by reference therein (i) if the Company has not elected to rely upon Rule 430A, to the Prospectuses or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectuses, of which you shall not have previously been advised and furnished a copy or to which you or Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters shall reasonably object.

                  (c) The Company has furnished or will furnish to you and your counsel, without charge, signed copies of the Registration Statement (as originally filed) and of all amendments thereto (including exhibits filed therewith and documents incorporated by reference therein), whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts, and has furnished or will furnish to you, for each other U.S. Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto.

                  (d) The Company will deliver to each U.S. Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the time the U.S. Price Determination Agreement is executed and delivered), as many copies of each preliminary prospectus as such U.S. Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each U.S. Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the
Company has elected to rely upon Rule 430A, as soon as practicable after the U.S. Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectuses are required to be delivered under the 1933 Act, such number of copies of the Prospectuses (as supplemented or amended) as such U.S. Underwriter may reasonably request.

                  (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement, the International Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements.

                  (f) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Offered Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Shares have been qualified as above provided.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

                  (h) For a period of 90 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, other than to
(i) the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Purchase Agreement and (ii) eligible participants in the Company's employee stock plans pursuant to the terms thereof as in effect on the date hereof.

                  (i) The Company will use its best efforts to effect the listing of the Common Stock on the New York Stock Exchange on the date of the U.S. Price Determination Agreement.

                  (j) The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                  (k) For a period of five years after the Closing Time, the Company will furnish to you and each U.S. Underwriter that so requests copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K and 10-Q and, to the extent requested, Form 8-K or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

                  (l) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the forms of prospectuses transmitted for filing under Rule 424(b) were received for filing by the Commission and, in the event that they were not, it will promptly file such prospectuses.

                  (m) The Company has complied, and will comply, with all of the provisions of Florida H.B. 1771, as codified in sec. 517.075 Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers or their affiliates doing business with the government of Cuba or with any person or affiliate located in Cuba.

                  (n) The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in the Prospectuses under the caption "Use of Proceeds."

                  Section 4. Payment of Expenses. (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the International Purchase Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the
Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the copying or printing, as applicable, and distribution of this Agreement (including the U.S. Price Determination Agreement), the Intersyndicate Agreement among the U.S. Underwriters and the Managers, the International Purchase Agreement (including the International Price Determination Agreement), the Agreement among Managers, the certificates for the Offered Shares and a survey of state securities or blue sky laws (the "Blue Sky Survey"), (iii) the delivery of the certificates for the Offered Shares to the Underwriters, including any capital duties, stamp duties and stock or other transfer taxes payable upon the sale of the Offered Shares to the Underwriters and the transfer of the Offered Shares between the U.S. Underwriters and the Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisers, (v) the qualification of the Offered Shares under the applicable securities laws in accordance with Section 3(f) and any filing fees for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey,
(vi) the fees and expenses of any transfer agent or registrar for the Offered Shares, and (vii) the listing fees and expenses incurred in connection with listing the Offered Shares on the New York Stock Exchange, if any.

                  (b) The Selling Stockholder will pay any transfer taxes attributable to the sale by the Selling Stockholder of Initial U.S. Shares and any fees and disbursements of such Selling Stockholder's counsel, if any, not paid or payable by the Company pursuant to Section 4(a) or otherwise.

                  (c) If this Agreement is terminated by you in accordance with the provisions of Section 5, 10(a)(i) or 12, the Company shall reimburse the U.S. Underwriters through you for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters.

                  Section 5. Conditions of U.S. Underwriters' Obligations. In addition to the execution and delivery of the U.S. Price Determination Agreement, the obligations of the several U.S. Underwriters to purchase and pay for the U.S. Shares that they have respectively agreed to purchase hereunder (including any U.S. Option Shares as to which the option granted in Section 2(e) has been exercised in the event the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein
(including those contained in the U.S. Price Determination Agreement) or in certificates of any officer of the Company or any Subsidiary and the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder in all material respects, and to the following further conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:00 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several U.S. Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters. If the Company has elected to rely upon Rule 430A, Prospectuses containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) At the Closing Time, you shall have received the signed opinion of Stanley P. Silverstein, Esq., Vice President, General Counsel and Secretary for the Company, dated as of the Closing Time, in the form attached hereto as Exhibit B, together with reproduced copies of such opinions for each of the U.S. Underwriters, and in form and substance satisfactory to counsel for the U.S. Underwriters.

                  (c) At the Closing Time, you shall have received the signed opinions of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, dated as of the Closing Time, in the forms attached hereto as Exhibit C, together with reproduced copies of such opinions for each of the U.S. Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters.

                  (d) At the Closing Time, you shall have received the signed opinion of counsel for the Selling Stockholder reasonably acceptable to you, as requested by the U.S. Underwriters, dated as of the Closing Time, in the form attached hereto as Exhibit D, together with reproduced copies of such opinions for each of the U.S. Underwriters, and in form and substance satisfactory to counsel for the U.S. Underwriters.

                  (e) At the Closing Time, you shall have received the signed opinion of Amster, Rothstein & Ebenstein, special license and trademark counsel for the Company reasonably acceptable to you, as requested by the U.S. Underwriters, dated as of the Closing Time, in the form attached hereto as Exhibit E, together with reproduced copies of such opinions for each of the U.S. Underwriters, and in form and substance satisfactory to counsel for the U.S. Underwriters.

                  (f) At the Closing Time, you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), (c), (d) and (e) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the legal existence of the Company, the Offered Shares, this Agreement and the International Purchase Agreement, the Registration Statement, the Prospectuses and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company, the Subsidiaries and the Selling Stockholder and certificates of public officials.

                  (g) At the Closing Time, (i) the Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, and the Prospectuses, as they may be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Prospectuses, in light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency that could reasonably be expected to materially and adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, other than as set forth in the Prospectuses, (iv) the Company shall have complied with all agreements and satisfied all conditions on their parts to be performed or satisfied at or prior to the Closing Time, and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or Vice President and the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to such effect. As used in Section 5(g)(ii) and (iii), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Offered Shares.

                  (h) At the Closing Time, (i) the representations and warranties of the Selling Stockholder set forth in Section 1(b) and in any certificates by or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof shall be accurate as though expressly made at and as of the Closing Time, (ii) the Selling Stockholder shall have performed its obligations under this Agreement and the International Purchase Agreement in all material respects and (iii) you shall have received a certificate of the Selling Stockholder to the effect that the representations and warranties of the Selling Stockholder set forth in 1(b) are accurate as though expressly made at and as of the Closing Time.

                  (i) At the time that this Agreement is executed by the Company, you shall have received from Ernst & Young LLP ("E&Y") and Price Waterhouse LLP letters dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that (in the case of E&Y, as to clause (i) and to the extent applicable clause (iii) only):

                           (i) in their opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses which were audited by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                           (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of all meetings of the shareholders and directors of the Company and its Subsidiaries and each committee of the board of directors of each of the Company and its Subsidiaries, inquiries of certain officials of the Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A) at  September 2, 1995 and at a specified
                  date  not  more  than  five  days  prior  to the  date of this
                  Agreement, there was (i) any change in the consolidated stockholders' equity or capital stock or any decrease in consolidated current assets, with any current or total assets or (ii) any increase in long-term debt of the Company and its Subsidiaries as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases which the Registration Statement discloses have occurred or may occur; or

                                    (B) for the period  from  January 7, 1995 to
                  September 2, 1995 and to a specified date not more than five days prior to the date of this Agreement, there was any decrease in consolidated net revenues, income from continuing operations before income taxes, or in the total or per-share amounts of consolidated net income or in other amounts specified by the U.S. Representatives, in each case as compared with the comparable period in the preceding year, except in each case, for any decreases that the Registration Statement discloses have occurred or may occur; and

                           (iii) in  addition to the  procedures  referred to in
                  clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing or incorporated by reference in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its Subsidiaries.

                  (j) At the Closing Time, you shall have received from Ernst & Young LLP and Price Waterhouse letters, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to Section 5(i) above, except that (i) the specified date referred to shall be a date not more than five days prior to the Closing Time. In the event the Company relies on Rule 430A and the final Prospectuses furnished to the Underwriters in connection with the offering of the Offered Shares differ from the Prospectuses included in the Registration Statement at the time of effectiveness, such letter shall update the procedures referred to in clauses 5(i) above.

                  (k) At the Closing Time, you shall have received a certificate of the Chief Financial Officer of the Company as to certain agreed upon accounting matters not covered by the letters referred to in clauses 5(i) and 5(j) above.

                  (l) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated in this Agreement and the International Purchase Agreement and the matters referred to in Section 5(g) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholder, the performance of any of the covenants of the Company and the Selling Stockholder, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholder at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Shares as contemplated in this Agreement and the International Purchase Agreement shall be reasonably satisfactory in form and substance to you and to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters.

                  (m) The Offered Shares shall have been duly authorized for listing by the New York Stock Exchange in the date of the U.S. Price Determination Agreement, subject only to official notice of issuance thereof.

                  (n) The Selling Stockholder shall have delivered to you on or prior to the Closing Time a properly completed and executed United States Treasury Department Form W/9 (or other applicable form or statement specified by Treasury Department regulations).

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Selling Stockholder at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Section 7 and 8 herein shall remain in effect.

                  Section 6. Conditions to Purchase of U.S. Option Shares. In the event that the U.S. Underwriters exercise their option granted in Section 2 to purchase all or any of the U.S. Option Shares and the Date of Delivery determined by you pursuant to Section 2 is later than the Closing Time, the obligations of the several U.S. Underwriters to purchase and pay for the U.S. Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, to the performance of the Company and the Selling Stockholder of their respective obligations in all material respects hereunder and to the following further conditions:

                  (a) The Registration Statement shall remain effective at the Date of Delivery, and at the Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or the Selling Stockholder shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters.

                  (b) At the Date of Delivery, the provisions of Section 5(g) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the President or a Vice President and chief financial officer or chief accounting officer of the Company with respect to the provisions of Section 5(g), dated as of the Date of Delivery, to such effect.

                  (c) At the Date of Delivery, the provisions of Section 5(h) shall have been complied with at and as of the Date of Delivery.

                  (d) At the Date of Delivery, you shall have received the favorable opinions of Stanley P. Silverstein, Esq.,Vice President, General Counsel and Secretary of the Company and, Skadden, Arps, Slate, Meagher & Flom, counsel for the Company together with reproduced copies of such opinion for each of the other U.S. Underwriters in form and substance satisfactory to Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinions required by Sections 5(b), (c), (d) and (e).

                  (e) At the Date of Delivery, you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the U.S. Underwriters, dated as of the Date of Delivery, relating to the U.S. Option Shares and otherwise to the same effect as the opinion required by Section 5(f).

                  (f) At the Date of Delivery, you shall have received letters from Ernst & Young LLP in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(i), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

                  (g) At the Date of Delivery, Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the sale of the Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all actions taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters.

                  Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below. In addition, subject to subsection (d) of this Section, the Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Selling Stockholder; and

                           (iii) against any and all expense whatsoever, as incurred (including, subject to the last sentence of Section 7(c), fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that (i) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter expressly for use in the Registration Statement (or any amendment thereto) and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any persons controlling such U.S.
Underwriter) from whom the person asserting such loss, claim, damage or liability purchased the Offered Shares which are the subject thereof if such person did not receive a copy of the U.S. Prospectus (or the U.S. Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the U.S. Prospectus (or the U.S. Prospectus as amended or supplemented).

                  In making a claim for indemnification under this Section 7 (other than pursuant to clause (a)(iii) of this Section 7) or contribution under
Section 8 by the Company or the Selling Stockholder, the indemnified parties may proceed against either (i) both the Company and the Selling Stockholder or (ii) the Company only, but may not proceed solely against the Selling Stockholder. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a trial court then, as a precondition to any indemnified party obtaining indemnification or contribution from the Selling Stockholder, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company and the Selling Stockholder and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on the Selling Stockholder (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from the Selling Stockholder without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if (i) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company or the Selling Stockholder before obtaining reimbursement of expenses pursuant to clause (a)(iii) of this Section
7.  However,   the   indemnified   parties  shall  first  seek  to  obtain  such
reimbursement in full from the Company by making a written demand upon the Company for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to receive reimbursement of such expenses from the Selling Stockholder by making written demand directly on the Selling Stockholder (but only if and to the extent the Company has not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company or, having made written demand therefor, to wait such 45 days after failure by the Company to immediately reimburse such expenses if (i) the Company files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets.

                  (b) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and the Selling
Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by such U.S. Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances.

                  (d) The Selling Stockholder shall not be responsible for the payment of an amount, pursuant to this Section 7, which exceeds the net proceeds received by the Selling Stockholder from the sale of the Offered Shares by such Selling Stockholder hereunder and under the International Purchase Agreement.

                  (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. No indemnifying party shall be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the written consent of the indemnifying party.

                  Section 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, subject to the last paragraph of Section 7(b) hereof, the Company, the Selling Stockholder and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Selling Stockholder and one or more of the U.S. Underwriters, as incurred, in such proportion that (a) the U.S. Underwriters responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the U.S. Prospectus in respect of the U.S. Shares bears to the initial public offering price appearing thereon and (b) the Company and the Selling Stockholder are severally liable for the balance on the same basis as each of them would have been obligated to provide indemnification pursuant to Section 7; provided, further, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the Selling Stockholder and each director, officer or employee thereof and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Selling Stockholder. Notwithstanding the provisions of this
Section 8, the Selling Stockholder shall not be required to contribute any amount under this Section 8 in excess of the amount by which the proceeds received by such Selling Stockholder in connection herewith exceed the aggregate amount such Selling Stockholder has otherwise paid pursuant hereto and to
Section 7(a).

                  Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, its officers and the Selling Stockholder the set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Selling Stockholder or any U.S.

Underwriter or controlling person and will survive delivery of and payment for the Offered Shares.

                  Section 10. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time (i) if there has been, since the date as of which information is given in the Prospectuses, any material adverse change, or any development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis the effect of which in each case is such as to make it, in your judgment, impracticable to market the U.S. Shares or enforce contracts for the sale of the U.S. Shares,
(iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchanges or by order of the Commission, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities. As used in this Section 10(a), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Offered Shares.

                  (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 7 and 8 shall remain in effect.

                  (c)  This  Agreement  may  also  terminate   pursuant  to  the
provisions of Section 2(d), with the effect stated in such Section.

                  Section 11. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at the Closing Time to purchase the Initial U.S. Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted U.S. Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted U.S. Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted U.S. Shares does not exceed 10% of the total number of Initial U.S. Shares to be purchased pursuant to this Agreement, the non-defaulting U.S. Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Initial U.S. Shares underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted U.S. Shares exceeds 10% of the total number of Initial U.S. Shares, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

                  No action taken pursuant to this Section 11 shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, either you or the Company or the Selling Stockholder shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 11.

                  Section 12. Default by the Company or the Selling Stockholder.
(a) If the Company shall fail at the Closing Time to sell and deliver the number of Offered Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 7 and 8 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

                  (b) If the Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Offered Shares that she is obligated to sell, then the U.S. Representatives may, at their option, by notice to the Company and the Selling Stockholder either (a) terminate this Agreement without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except the provisions of Sections 7 and 8 shall remain in effect or (b) elect to purchase the Offered Shares which the non-defaulting party has agreed to sell thereunder. No action taken pursuant to this Section shall relieve the Selling Stockholder from liability, if any, in respect of such default.

                  Section 13. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the U.S. Underwriters shall be directed to you, c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10261, attention of Ian B. MacTaggart with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company and the selling stockholder shall be directed to the Company at 90 Park Avenue, New York, New York 10016, attention of Stanley P. Silverstein, Esq. with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, NY 10022, attention of Kenneth J. Bialkin, Esq.

                  Section 14. Parties. This Agreement is made solely for the benefit of the several U.S. Underwriters, the Selling Stockholder, the Company, and, to the extent expressed, any person controlling the Company, or any of the U.S. Underwriters, and the directors of the Company, the officers of the Company who have signed the Registration Statement, and the executors, administrators, successors and assigns of such persons and, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several U.S. Underwriters of the U.S. Shares. All of the obligations of the U.S. Underwriters hereunder are several and not joint.

                  SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

                  Section 16. Jurisdiction. Each of the undersigned hereby irrevocably submits in any suit, action or proceeding arising out of or in relation to this Agreement, or any of the transactions contemplated hereby, to the jurisdiction and venue of any federal or state court in the Borough of Manhattan, City of New York, State of New York.

                  Section 17. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  Section 18. Representation of Underwriters. You will act for the several U.S. Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by you as U.S. Representatives will be binding upon all U.S. Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholder and the several U.S. Underwriters in accordance with its terms.


                                                     Very truly yours,

                                                     THE WARNACO GROUP, INC.

                                                     By________________________
                                                       Name:
                                                       Title:

                                                       ________________________
                                                            Linda J. Wachner

Confirmed and accepted as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
OPPENHEIMER & CO., INC.

         By:    MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED

                By _____________________________
                   Name:
                   Title:

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A.

                                   SCHEDULE A

                                                                                              Number of Initial
                                                                                                U.S. Shares to
U.S. Underwriters                                                                               be Purchased
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated.......................................................
Donaldson, Lufkin & Jenrette Securities Corporation.....................................
Bear, Stearns & Co. Inc.................................................................
Morgan Stanley & Co. Incorporated.......................................................
Oppenheimer & Co., Inc..................................................................
The Buckingham Research Group Incorporated .............................................
A.G. Edwards & Sons, Inc................................................................
Lehman Brothers Inc.....................................................................
J.P. Morgan Securities Inc..............................................................
Smith Barney Inc........................................................................
Sutro & Co. Incorporated................................................................
Tucker Anthony Incorporated.............................................................
UBS Securities Inc......................................................................
J.C. Bradford & Co......................................................................
Interstate/Johnson Lane Corporation.....................................................
Piper Jaffray Inc.......................................................................
The Robinson-Humphrey Company, Inc......................................................
Rodman & Renshaw, Inc...................................................................
Muriel Siebert & Co., Inc...............................................................
Wheat, First Securities, Inc............................................................




             Total...........................................................................             7,680,000
                                                                                                          =========

                            THE WARNACO GROUP, INC.
                            (a Delaware corporation)

                        7,680,000 Shares of Common Stock

                       U.S. PRICE DETERMINATION AGREEMENT


                                                               __________, 1995


MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
OPPENHEIMER & CO., INC.
      As Representatives of the several U.S. Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

                  Reference is made to the U.S. Purchase Agreement dated ___________, 1995 (the "U.S. Purchase Agreement") among The Warnaco Group, Inc., a Delaware corporation (the "Company"), Linda J. Wachner, Chairman, President and Chief Executive Officer of the Company (the "Selling Stockholder"), and the several U.S. Underwriters named in Schedule A thereto and hereto (the "U.S. Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Oppenheimer & Co., Inc. are acting as representatives (the "U.S. Representatives"). The U.S. Purchase Agreement provides for the purchase by the U.S. Underwriters from the Company and the Selling Stockholder, subject to the terms and conditions set forth therein, of an aggregate of 7,680,000 shares (the "Initial U.S. Shares") of the Company's common stock, par value $.01 per share. This Agreement is the U.S. Price Determination Agreement referred to in the U.S. Purchase Agreement.

         Pursuant to Section 2 of the U.S. Purchase Agreement, the undersigned agree with the U.S. Representatives as follows:

                  1. The initial public offering price per share for the Initial U.S. Shares shall be $_________.

                  2. The purchase price per share for the Initial U.S. Shares to be paid by the several U.S. Underwriters shall be $_______, representing an amount equal to the initial public offering price set forth above, less $________ per share.

         The Company represents and warrants to each of the U.S. Underwriters that the representations and warranties of the Company set forth in Section 1(a) of the U.S. Purchase Agreement are accurate as though expressly made at and as of the date hereof.

         The Selling Stockholder represents and warrants to each of the U.S. Underwriters that the representations and warranties of the Selling Stockholder set forth in Section 1(b) of the U.S. Purchase Agreement are accurate as though expressly made at and as of the date hereof.

                  As contemplated by Section 2 of the U.S. Purchase Agreement, attached as Schedule A is a completed list of the several U.S. Underwriters, which shall be part of this Agreement and the U.S. Purchase Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the U.S. Purchase Agreement shall be a binding agreement among the U.S. Underwriters, the Company and the Selling Stockholder in accordance with its terms and the terms of the U.S. Purchase Agreement.

                                                     Very truly yours,

                                                     THE WARNACO GROUP, INC.

                                                     By: ______________________
                                                         Name:
                                                         Title

                                                         -----------------------
                                                            Linda J. Wachner

Confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
OPPENHEIMER & CO., INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED

By:  _______________________________________
         Name:
         Title:


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A attached hereto.

                                   SCHEDULE A

                                                                                                Number of Initial
                                                                                                  U.S. Shares to
U.S. Underwriters                                                                                  be Purchased
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated.......................................................
Donaldson, Lufkin & Jenrette Securities Corporation.....................................
Bear, Stearns & Co. Inc.................................................................
Morgan Stanley & Co. Incorporated.......................................................
Oppenheimer & Co., Inc..................................................................
The Buckingham Research Group Incorporated .............................................
A.G. Edwards & Sons, Inc................................................................
Lehman Brothers Inc.....................................................................
J.P. Morgan Securities Inc..............................................................
Smith Barney Inc........................................................................
Sutro & Co. Incorporated................................................................
Tucker Anthony Incorporated.............................................................
UBS Securities Inc......................................................................
J.C. Bradford & Co......................................................................
Interstate/Johnson Lane Corporation.....................................................
Piper Jaffray Inc.......................................................................
The Robinson-Humphrey Company, Inc......................................................
Rodman & Renshaw, Inc...................................................................
Muriel Siebert & Co., Inc...............................................................
Wheat, First Securities, Inc............................................................


             Total...........................................................................             7,680,000
                                                                                                          =========

                                                                         Annex A

                                   Agreements